Exhibit 10.13

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of January 31, 2015, by and between Digi Outdoor Media, Inc., a Nevada corporation (the “Company”), whose business address is located at 35332 S.E. Center Street, Snoqualmie, WA 98065, and Don MacCord, an individual (“Employee”), whose address is _________________________________________.

WHEREAS, the Company desires to retain the services of Employee, and Employee desires to be employed by the Company, on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein, the Company and Employee, intending to be legally bound, hereby agree as follows:

1.           Employment.  As of the Effective Date (as defined in Section 2 below), the Company agrees to employ Employee as the Company’s President and Chief Executive Officer (the “Position”), and Employee accepts such employment and agrees to perform services for the Company, subject always to the direction of the Board of Directors of the Company (the “Board”) or such officer of the Company (e.g., Chief Executive Officer or President) that the Board may assign from time to time, for the period and upon the other terms and conditions set forth in this Agreement.

2.           Term.  The term of Employee’s employment hereunder shall commence effective on January 1, 2015 (the “Effective Date”), and shall continue for a period of one (1) year thereafter (the “Initial Term”).  The term of this Agreement may be extended or renewed for successive one-year periods (each a “Renewal Term”) following the Initial Term upon the mutual agreement of the Company and Employee.  Notwithstanding the foregoing provision, this Agreement may be terminated by either party prior to the expiration of the Initial Term or any Renewal Term in accordance with the provisions of Section 5 below.  Section 5 shall govern the amount of any compensation to be paid to Employee upon termination of this Agreement and Employee’s employment.

3.           Position and Duties.

3.1.           Service with the Company.  During the Initial and any Renewal Term of this Agreement, Employee agrees to perform such duties as the Company’s Board shall reasonably assign to him from time to time consistent with and in accordance with his Position.  Employee shall devote his full-time efforts to his duties for the Company.

3.2. Management Policies.                                             Employee hereby agrees that he shall abide by all rules, regulations, directives and policies which, at any time and from time to time, are established in respect of the conduct of the employees of the Company generally and which have been communicated to Employee.

4.           Compensation and Benefits.

4.1.           Base Salary.  As compensation for all services to be rendered by Employee under this Agreement, the Company shall pay to Employee beginning on the Effective Date, an annual salary (“Base Salary”) of One Hundred Eighty Thousand Dollars (USD $180,000), less all required deductions and withholdings.  The Company shall pay the Base Salary to the Employee in regular installments on the Company’s regularly scheduled paydays in accordance with the Company’s normal payroll procedures and policies, but in no event shall such salary be paid less frequently than monthly.

4.2.           Health Insurance Benefits.  Employee shall be entitled to receive health insurance and dental benefits to the extent eligible under such insurance plans as are maintained by the Company for the benefit of all its employees, and coverage under such plans shall be the same as that provided to all other employees of the Company.  Employee’s participation in any such plan or program shall be subject to the provisions, rules, and regulations applicable thereto.

4.3.           Business Expenses.  The Company will reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties under this Agreement in accordance with the Company’s expense reimbursement policy, subject to Employee’s submission of all required or appropriate documentation evidencing such expenses.

4.4           Vacation Entitlement.  Employee shall earn usual and customary paid vacation each year commensurate with similarly situated employees of the Company.  Such vacation will accrue on a monthly basis and any accrued vacation shall only be used after the first six (6) months of employment.  Employee hereby agrees that:

(a)           Such vacation shall be reasonably scheduled in advance by mutual agreement of the Company and Employee, and shall be taken at such time or times so as to minimize the disruption, if any, to the operation of the business, affairs and operations of the Company; and

(b)           Any unused vacation time may be carried forward and used in any subsequent year up to a maximum of ten (10) vacation days.

5.           Termination.

5.1.           Disability.  Employee’s employment and this Agreement shall terminate upon Employee becoming totally or permanently disabled for a period of ninety (90) days or more during any twelve-month period.  For purposes of this Agreement, the term “totally or permanently disabled” or “total or permanent disability” means Employee’s inability on account of illness, accident or other incapacity, whether or not job-related, to fully and effectively perform his assigned duties under this Agreement.  If disability is disputed, such dispute will be conclusively resolved by a majority of three medical experts, one selected by the Company, one selected by Employee, the third to be selected by the first two.

5.2.           Death of Employee.  Employee’s employment and this Agreement shall terminate immediately upon the death of Employee.

5.3.           Termination for Cause.  The Company may terminate Employee’s employment and this Agreement at any time for “Cause” (as hereinafter defined) immediately upon written notice to Employee.  As used herein, the term “Cause” shall mean that Employee shall have: (i) been convicted of or pleads nolo contendre to a felony or gross misdemeanor, controlled substances, securities law violations, antitrust laws, tax or financial reporting, fraud, embezzlement or theft; or (ii) breached any covenant or obligation under this Agreement, unless cured by Employee within ten (10) days following written notice thereof to Employee.  “Cause” shall not mean any legal act or omission believed by the Employee in good faith to have been in, or not opposed to, the best interest of the Company (without intent to personally gain, directly or indirectly, a profit or advantage to which the Employee was not legally entitled).

5.4.           Resignation.  Employee may end his employment and terminate this Agreement at any time, subject to giving not less than thirty (30) days advance written notice of said resignation or termination to the Board of Directors of the Company.

6.           Compensation upon Termination of Employee’s Employment.

6.1.           In the event that Employee’s employment is terminated pursuant to Section 5.1 (Disability), Employee shall be entitled to receive his salary through the 90th day following Employee’s last day of active employment, but no other compensation of any kind or amount shall be due to Employee.

6.2           In the event that Employee’s employment is terminated pursuant to Section 5.2 (Death) or Section 5.3 (for Cause), or in the event that Employee resigns pursuant to Section 5.4, then Employee shall be entitled to receive his salary through the date his employment is terminated, and he shall not be entitled to any other benefits or compensation of any kind or amount.

7.           Confidentiality.  During the period of Employee’s employment with the Company and at all times after the termination of his employment, Employee shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others (except in connection with the business and affairs of the Company or its Affiliates), all confidential information relating to the Company or to the business of any of the Company’s Affiliates, including, but not limited to, “know-how,” trade secrets, customer lists, supplier and vendor lists, lease agreements, lessors to and/or lessees of the Company, financial or business information, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, budgets, business acquisition plans, processes, designs and design projects, inventions and research projects, and other business affairs relating to the Company or to any Affiliate of the Company learned by Employee in connection with his employment with the Company, and shall not disclose them to anyone outside of the Company and its Affiliates, either during or after employment by the Company or any of its Affiliates, except: (i) as required in the course of performing his duties under this Agreement; or (ii) with the Company’s written consent.  Notwithstanding the foregoing, the obligations of Employee in this Section 7 shall not apply to confidential information: (a) which at the date hereof or thereafter becomes a matter of public knowledge without breach by Employee of this Agreement; or (b) which is obtained by Employee from a person (other than the Company or an Affiliate of the Company) under circumstances permitting its disclosure to others; or (c) which was already known by Employee prior to its disclosure to him by the Company as evidenced by contemporaneous written documentation.

Any information of the Company or any of its Affiliates which is not readily available to the public shall be considered to be a trade secret of the Company unless the Company advises Employee otherwise in writing.  Employee acknowledges that all of the Confidential Information is proprietary to the Company, and is a special, valuable and unique asset of the business of the Company, and that Employee's past, present and future employment by the Company has created, creates, and will continue to create, a relationship of confidence and trust between Employee and the Company with respect to the Confidential Information.  Furthermore, Employee shall immediately notify the Company of any information which comes to his attention which might indicate that there has been a loss of confidentiality with respect to any of the Confidential Information.  In such event, Employee shall take all reasonable steps within his power to limit the scope of such loss.

8.           Assignment.  This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may assign its rights and obligations under this Agreement to any corporation, firm, or other business entity (i) with or into which the Company may merge or consolidate; or (ii) to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company; provided, however, that as a condition to any such assignment by the Company, the Company shall obtain the assignee’s written agreement to assume and perform, from and after the date of such assignment, the terms, conditions, and provisions imposed by this Agreement upon the Company.  After any such assignment by the Company and such written agreement by the assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement, including this Section 8.

9.           Non-Solicitation and Non-Competition.

9.1           Employee will not, during the Initial Term and any Renewal Term of this Agreement and for a period of one (1) years after expiration or termination of this Agreement for any reason, directly or indirectly (whether as an owner, partner, shareholder, member, manager, agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any individual or entity: (i) employ, engage, solicit for employment, or attempt to solicit, persuade, influence, or induce, any individual who is, or was at any time after the Effective Date of this Agreement for any reason, an employee, agent, or consultant of the Company, to leave the employ of the Company or to cease providing services to the Company, or to accept any other employment or position with another entity, or (ii) solicit or encourage any individual or entity that is, or was after the Effective Date and immediately prior to the termination of this Agreement for any reason, a customer, supplier, vendor, lessor, or lessee of the Company, to terminate or otherwise alter his, her or its relationship with the Company or any of its Affiliates.

9.2           Employee will not, during the Initial Term and any Renewal Term of this Agreement and for a period of one (1) year after expiration or termination of this Agreement for any reason, directly or indirectly (whether as an owner, partner, shareholder, member, manager, agent, officer, director, employee, independent contractor, consultant or otherwise), own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, or be employed by or associated with or in any manner connected with, any individual, corporation, partnership, limited liability company, association, joint venture, or other entity or organization, that is engaged in leasing and/or operation of indoor or outdoor digital advertising signs, or any other business whose products, services or activities compete, in whole or in part, with the business of the Company or any of its Affiliates, in cities and/or metropolitan areas where the Company conducts its business or operations; provided, however that Employee may, as a passive investor, purchase or otherwise acquire an amount not to exceed one percent (1%) of any class of securities of any business if such securities are listed on any national securities exchange; and provided further, that Employee may own securities of the Company that are granted or issued to him as compensation for his services under this Agreement or otherwise.

9.3           Employee hereby acknowledges and agrees that the covenants set forth in this Section 9 are reasonable with respect to duration, geographic area, and scope, and that Employee has received, and will receive under the terms of this Agreement, good and sufficient consideration for such covenants.

10.           Return of Company Materials.  Employee agrees to promptly deliver to the Company on expiration or termination of this Agreement for whatever reason, or at any time the Company may so request, all documents, records, designs, vendor and supplier lists, customer lists, lessor and/or lessee lists, data, spreadsheets, financial statements, budgets, drawings, flowcharts, listings, models, sketches, apparatus, notebooks, disks, notes, copies and similar repositories of Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies, summaries, records, descriptions, modifications, drawings or adaptations of such materials which Employee may then possess or have under his control (collectively, “Proprietary Materials”).  Concurrently with the return of such Proprietary Materials to the Company, Employee agrees to deliver to the Company such further agreements and assurances to ensure the confidentiality of such Proprietary Materials.

11.           Other Provisions.

11.1           Governing Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction.

11.2           Prior Agreements.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations, or warranties relating to the subject matter of this Agreement which are not set forth herein and therein.

11.3           Withholding Taxes.  The Company may withhold from all payments and benefits under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

11.4           Legal Advice.  Employee acknowledges that it was recommended to him by the Company that he obtain independent legal advice before executing this Agreement, and that by executing this Agreement Employee represents that he has had the opportunity to do so.

11.5           Amendments.  No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

11.6           No Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

11.7           Notices.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and will be deemed to have been given when (a) delivered in person, or (ii) delivered by a recognized overnight courier (e.g. FedEx), or (iii) mailed by first class mail with postage prepaid and concurrently emailed, to Employee at his address as set forth below, or to any other address as Employee shall have designated in writing, or if to the Company, to the attention of the CEO at the address set forth below, or to another address as the Company shall have designated in writing:

If to Employee:                      _____________________________________
             _____________________________________
             _____________________________________

 Fax No. ______________________________
 E-Mail:   _____________________________

If to the Company:                Digi Outdoor Media, Inc.
35332 S.E. Center Street
Snoqualmie, WA 98065
Attention:  Donald E. MacCord, Jr.
Fax No. ______________________________
E-Mail:  dmaccord@digioutdoor.com

11.8           Severability.  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

11.9           Survivability.  The provisions of Section 7 (Confidentiality), Section 9 (Non-Solicitation and Non-Competition), Section 10 (Return of Company Materials) and Section 11 (Other Provisions) of this Agreement shall survive the termination of this Agreement and the termination of Employee’s employment with the Company.

11.10           Nonalienation.  Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, bankruptcy or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

11.11           Venue and Governing Law.  All disputes and matters whatsoever arising under, in connection with or incident to this Agreement, shall be litigated, if at all, in and before the Western District Court of Washington at Seattle, or as to those lawsuits as to which the Federal Courts of the United States lack subject matter jurisdiction, in the Courts of King County, State of Washington, to the exclusion of all other courts.  The construction, operation, and enforcement of this Agreement shall be governed by the laws of the State of Washington, without regard for that jurisdiction’s choice of law rules.

11.12           Execution in Counterparts.  This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Transmission by facsimile of an executed counterpart signature page hereof by a party shall constitute due execution and delivery of this Agreement by such party.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

Company:

Digi Outdoor Media, Inc.

By:  /s/ Shannon Doyle
Its: Chief Financial Officer

Employee:

/s/ Don MacCord
(Signature)

Print Name: Don McCord